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                                                                     EXHIBIT 3.3


                            CERTIFICATE OF AMENDMENT

                                       OF

                     RESTATED CERTIFICATE OF INCORPORATION


                                       OF


                                  TRITEL, INC.

          Tritel, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

          DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, at a duly convened special meeting of its members, as reflected in the minutes of the Board of Directors, adopted resolutions proposing and declaring advisable the following amendments to the Restated Certificate of Incorporation of said corporation:

          RESOLVED, that the Restated Certificate of Incorporation of Tritel, Inc. be amended by changing Section 4.1 and subsections 4.3(d)(ii) and
          (iii), 4.5(e)(ii) and (f)(viii), 4.6(a), 4.7(c)(i), 4.9(a)(ii) and
          Section 4.11 of the FOURTH Article thereof so that, as amended, said section or subsections, as the case may be, shall be and read in their entirety as follows:

                                  "ARTICLE IV

        4.1  Classes of Stock.  The total number of shares of all classes of
             ----------------
stock which the Corporation shall have authority to issue is 1,019,100,009, consisting of (a) 3,100,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), including 200,000 shares designated "Series A
      ----------------
Convertible Preferred Stock" (the "Series A Preferred Stock"), 300,000 shares
                                   ------------------------
designated "Series B Preferred Stock" (the "Series B Preferred Stock"), 500,000
                                            ------------------------
shares designated "Series C Convertible Preferred Stock" (the "Series C
                                                               --------
Preferred Stock"), 100,000 shares designated "Series D Convertible Preferred
---------------
Stock" (the "Series D Preferred Stock"), and 2,000,000 shares of undesignated
             -------------------------
Preferred Stock and (b) 1,016,000,009 shares of common stock, par value $0.01 per share (the "Common Stock"), including 500,000,000 shares designated "Class A
                ------------
Voting Common Stock" (the "Class A Common Stock"), 500,000,000 shares designated
                           --------------------
"Class B Non-Voting Common Stock" (the "Class B Common Stock"), 4,000,000 shares
                                        --------------------
designated "Class C Common Stock" (the "Class C Common Stock"), 12,000,000
                                        --------------------
shares designated "Class D Common Stock" (the "Class D Common Stock") and nine
                                               --------------------
shares designated "Voting Preference Common Stock" (the "Voting Preference
                                                         -----------------
Common Stock").  (Capitalized terms used herein and not otherwise defined shall
------------
have the meanings set forth in Section 4.11.)
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          4.3  Powers, Preferences and Rights of the Series A Preferred Stock.
               --------------------------------------------------------------

          (d) Voting Rights; Election of Director.
              -----------------------------------

          (ii) Unless the consent or approval of a greater number of shares shall then be required by law, the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock in person or by proxy, at each special and annual meeting of stockholders called for the purpose, shall be necessary to (A) authorize, increase the authorized number of shares of or issue (including on conversion or exchange of any convertible or exchangeable securities or by reclassification) any shares of any class or classes of Senior Stock or Parity Stock or any additional shares of Series A Preferred Stock, (B) authorize, adopt or approve each amendment to this Restated Certificate of Incorporation that would increase or decrease the par value of the shares of Series A Preferred Stock, alter or change the powers, preferences or rights of the shares of Series A Preferred Stock or alter or change the powers, preferences or rights of any other capital stock of the Corporation if after such alteration or change such capital stock would be Senior Stock or Parity Stock, (C) amend, alter or repeal any provision of this Restated Certificate of Incorporation so as to affect the shares of Series A Preferred Stock adversely, or (D) authorize or issue any security convertible into, exchangeable for or evidencing the right to purchase or otherwise receive any shares of any class or classes of Senior Stock or Parity Stock.

          (iii) So long as the Initial Holders own at least two-thirds (2/3) of the number of shares of Series A Preferred Stock owned by them in the aggregate on January 7, 1999, holders of shares of Series A Preferred Stock shall have the exclusive right, voting separately as a single class, to nominate two directors of the Corporation. The foregoing right to nominate two directors may be exercised at any annual meeting of stockholders or at a special meeting of stockholders or holders of Series A Preferred Stock held for such purpose or any adjournment thereof, or by written consent delivered to the Secretary of the Corporation, by the holders of a majority of the issued and outstanding shares of Series A Preferred Stock. Notwithstanding the foregoing, the Initial Holders shall have the right, exercisable at any time by written notice delivered to the Secretary of the Corporation, to surrender and cancel irrevocably such right to nominate directors of the Corporation. In the event any director so nominated by the Initial Holders ceases to be a director of the Corporation during such director's term (whether or not such director resigns, is removed from the Board of Directors with or without cause or ceases to be a director by reason of death, disability or for any other reason), the Initial Holders shall have the right to designate a replacement for such director, and the Corporation shall cause to be elected for the remainder of the term of any director so replaced any person designated by the Initial Holders, upon written notice to the Corporation and the other members of the Board of Directors which notice shall set forth the name of the member being replaced and the name of the new member.

          4.5  Powers, Preferences and Rights of the Series C Preferred Stock
               --------------------------------------------------------------

          (e)  Conversion.
               ----------


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          (ii)  Automatic Conversion.  Upon the IPO Date, each share of Series C
                --------------------
     Preferred Stock then outstanding shall automatically be converted into such number of fully paid and non-assessable shares of Class A Common Stock of the Corporation as is determined by dividing the Liquidation Preference by the Current Conversion Price then in effect; provided that, unless and
                                                  --------
     until the Tracked Common Stock shall be convertible into Class A Common Stock or Class B Common Stock in accordance with Section 4.7(e)(iii), in lieu of each share of Class A Common Stock issuable to a holder of Series C Preferred Stock pursuant to this paragraph, such holder shall instead receive .932656 shares of Class A Common Stock and .067344 shares of Class
     D Common Stock, until an aggregate of 4,962,804 shares of Class D Common Stock (or, if the Series D Preferred Stock shall theretofore have been converted into Series C Preferred Stock, an aggregate of 6,212,012 shares of Class D Common Stock) shall have been issued.

          (f) Adjustments to Conversion Price
              -------------------------------

          (viii)  Excluded Stock. As used in this Section 4.5(f), "Excluded
                  --------------
Stock" shall mean (A) a maximum of that number of shares representing 5% of all shares of Common Stock outstanding on January 7, 1999 on a Fully-Diluted Basis (such amount to be appropriately adjusted in the event of any stock dividend, stock split or combination, or similar recapitalization affecting the Common Stock) consisting of Common Stock or options for the purchase thereof issued, sold or granted, in the past or future, by the Corporation to its employees, directors or consultants pursuant to bona fide employee stock purchase, option or similar benefit plans or other arrangements approved by the Board of Directors of the Corporation, including the three directors nominated by the Cash Equity Investors and the two directors nominated by AT&T PCS pursuant to the Stockholders Agreement, (B) with the approval of holders of a majority of the outstanding shares of Series C Preferred Stock, a maximum of 5% of the outstanding shares of Common Stock on a Fully-Diluted Basis consisting of Common Stock or Convertible Securities issued to creditors in connection with the incurrence of indebtedness, and (C) any shares of Series C Preferred Stock or Common Stock issued upon conversion of Preferred Stock as provided herein.

          4.6  Powers, Preferences and Rights of the Series D Preferred Stock.
               --------------------------------------------------------------

          (a) General.  The powers, preferences and rights of the Series D
              -------
Preferred Stock, and the qualifications, limitations, and restrictions thereof, shall be identical to those of the Series C Preferred Stock, except that (i) the Series D Preferred Stock shall rank with respect to the other series and classes of capital stock of the Corporation as provided in paragraph (b) below; (ii) in addition to the conversion rights set forth in Section 4.5(e) (subject to clause
(iv) below), shares of Series D Preferred Stock shall be convertible at the option of the holder thereof, at any time and from time to time, into an equivalent number of fully paid and non-assessable shares of Series C Preferred Stock, any such conversion being made in accordance with the applicable provisions of Section 4.5(e); (iii) the shares of Series D Preferred Stock shall not have any right to vote on any matters to be voted on by the stockholders of the Corporation, and the shares of Series D Preferred Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters, except that it shall have the right to vote on matters specified in Section 4.5(d)(ii) or as otherwise provided by law; (iv) (A) unless and until the Tracked Common Stock shall be convertible into Class A Common Stock or Class B

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Common Stock in accordance with Section 4.7(e)(iii), in lieu of each share of
Class A Common Stock issuable to a holder of Series D Preferred Stock pursuant to clause (ii) above, such holder shall instead receive .932656 shares of Class A Common Stock and .067344 shares of Class D Common Stock, until an aggregate of 1,249,208 shares of Class D Common Stock shall have been issued and (B) shares of Series D Preferred Stock shall not be subject to automatic conversion upon the IPO Date in accordance with Section 4.5(e)(ii); provided, however, that (x)
                                                    --------  -------
on and after the IPO Date, the Liquidation Preference shall be deemed to be the Liquidation Preference as of the IPO Date and (y) the words "Series D Preferred Stock" and "Series C Preferred Stock" shall be substituted for all references in
Section 4.5 to Series C Preferred Stock and Series D Preferred Stock, respectively.

          4.7  Common Stock
               ------------

          (c)  Voting.
               ------

                (i) The holders of shares of Common Stock shall be entitled to such voting rights as hereinafter provided, and shall be entitled to notice of any stockholders' meeting and to vote upon such matters as provided herein and in the Bylaws of the Corporation, and as may be provided by law. Holders of any class of Common Stock shall not be entitled to cumulate their votes for any purpose. Except as otherwise required by law or provided herein, regardless of the number of shares of any class of Common Stock then outstanding, each class of Common Stock shall be entitled to the number of votes enumerated below and the number of votes or fractional votes to which each share of a particular class of Common Stock shall be entitled shall be the quotient determined by dividing the aggregate number of votes to which such class of Common Stock is entitled by the number of shares of such class of Common Stock then outstanding. Except as otherwise required by law or provided herein, the Class A Common Stock, together with the Series C Preferred Stock, shall have 4,990,000 votes; the Class B Common Stock shall have no votes; the Class C Common Stock shall have no votes; the Class D Common Stock shall have no votes; and the Voting Preference Common Stock shall have 5,010,000 votes. Any action required or permitted to be taken by stockholders entitled to vote on such action must be effected at a duly called annual or special meeting of such stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders.

          4.9  Exchange of Capital Stock
               -------------------------

          (a)  Right to Exchange.
               -----------------

                (ii) require each Initial Holder and each Section 4.9 Transferee to exchange, for a number of shares of Series B Preferred Stock determined in accordance with paragraph (b) below, either (A) all of the shares of Series D Preferred Stock owned by such Initial Holder on January 7, 1999 (or shares of Series C Preferred Stock or Common Stock into which such shares or any shares of Series A Preferred Stock or Series C Preferred Stock shall have been converted) and that such Initial Holder or such Section 4.9 Transferee, as the case may be, continues to own on the date of delivery of the

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          Exchange Notice (any such shares of Series D Preferred Stock, Series C
          Preferred Stock or Common Stock being referred to hereinafter collectively as "Original Shares") or (B) a number of Original Shares
                           ---------------
          of Series D Preferred Stock, Series C Preferred Stock and/or Common Stock, as the case may be, equal to the product of (x) the number of Original Shares of Series D Preferred Stock, Series C Preferred Stock and/or Common Stock, as the case may be, then owned by each such holder, multiplied by (y) a fraction, the numerator of which is equal to the number of POPs in the Overlap Territory and the denominator of which is equal to the total number of POPs in the Territory;"


                RESOLVED, that the Restated Certificate of Incorporation of Tritel, Inc. be amended by changing Section 4.11 of the FOURTH Article by substituting "January 7, 1999" for "the date hereof" in the second line of the definition of "Section 4.9 Transferee."


                RESOLVED, that, on the IPO Date (as defined in the Restated Certificate of Incorporation of Tritel, Inc.), the Restated Certificate of Incorporation of Tritel, Inc. be amended by changing the FIFTH Article thereof so that, as amended, said Article shall be and read as follows:

                                  "ARTICLE V

        5.1  Stockholders Agreement.  So long as the provisions of Section 3.1
             ----------------------
of the Stockholders Agreement are in full force and effect, the directors shall be classified with respect to voting by dividing them into three classes, as follows: (a) directors elected pursuant to Section 3.1(b) of the Stockholders Agreement ("Class A Directors"), (ii) directors elected pursuant to Section
            -----------------
3.1(d)(i)(y) of the Stockholders Agreement ("Class B Directors"), and all other
                                             -----------------
directors of the Corporation ("Class C Directors").  Each of the Class A
                               -----------------
Directors shall have a number of votes equal to a fraction, the numerator of which is two and the denominator of which is the number of directors elected to the Board of Directors pursuant to such Section 3.1(b) and then serving thereon, on all matters requiring the vote or consent of the Board of Directors. Each of the Class B Directors shall have a number of votes equal to a fraction, the numerator of which is three and the denominator of which is the number of directors elected to the Board of Directors pursuant to such Section 3.1
(d)(i)(y) and then serving thereon, on all matters requiring the vote or consent of the Board of Directors. Each of the Class C Directors shall have one vote on all matters requiring the vote or consent of the Board of Directors. Election of directors need not be by written ballot. In the event of a conflict between the provisions of this paragraph and the provisions of the Bylaws of the Corporation, the provisions of this paragraph shall control.

        5.2  Staggered Board.  The directors shall be divided into three
             ---------------
classes, as nearly equal in number as possible, by a majority of the directors then holding office. One class of directors shall be appointed for a term expiring at the annual meeting of stockholders to be held in 2000, another class shall be appointed for a term expiring at the

                                       5
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annual meeting of stockholders to be held in 2001, and another class shall be appointed for a term expiring at the annual meeting of stockholders to be held in 2002. Members of each class shall hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the Corporation commencing with the 2000 annual meeting, directors elected to succeed those directors whose terms then expire shall be elected at such meeting to hold office for a term expiring at the third succeeding annual meeting of stockholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

        5.3  For Cause Termination. Subject to the rights, if any, of the
             ---------------------
holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, any Director may be removed from office by the stockholders only for cause and only in the following manner. At any annual or special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a director or directors is among the purposes of the meeting, the affirmative vote of the holders of at least a majority of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, may remove such director or directors for cause.

        5.4  Newly Created Directorships and Vacancies. Subject to the rights,
             -----------------------------------------
if any, of the holders of any and all series of Preferred Stock to elect additional directors pursuant to the terms and conditions of such Preferred Stock, vacancies resulting from death, resignation, retirement, disqualification, removal from office or other cause, and newly created directorships resulting from any increase in the authorized number of directors, may be filled only by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office of the class to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board of Directors shall shorten the term of any incumbent director.

        5.5  Additional Rights of Certain Stockholders Regarding Directors.
             -------------------------------------------------------------
Notwithstanding anything to the contrary contained in this Restated Certificate of Incorporation, so long as a Stockholder (as such term is defined in the Stockholders' Agreement) or group of Stockholders has the right to nominate one or more of the directors of the Corporation pursuant to the terms of the Stockholders' Agreement or this Restated Certificate of Incorporation (including, without limitation, the right of the Initial Holders to nominate directors pursuant to Section 4.3(d)(iii) hereof), then, with respect to any directors so nominated by such Stockholder or group of Stockholders, such Stockholder or group of Stockholders, as the case may be, shall have the right to cause the Corporation to remove any director so nominated by such Stockholder or group of Stockholders, as the case may be, with or without cause, and to cause any vacancy caused by the removal of such director or otherwise during the term of such director (whether or not such director resigns, is removed from the Board of Directors with or without cause or ceases to be a director by reason of death, disability, resignation, retirement, disqualification or for any other reason) to be filled in accordance with the terms of the Stockholders' Agreement and this Restated Certificate of Incorporation."

          RESOLVED, that, on the IPO Date, the Restated Certificate of Incorporation of Tritel, Inc. be amended by changing the SIXTH Article thereof so that, as amended, said Article shall be and read as follows:

                                  "ARTICLE VI

        6.1  Amendment of Restated Certificate of Incorporation.  Subject to the
             --------------------------------------------------
separate class vote requirements relating to any class or series of Preferred Stock, any amendment, repeal, or other alteration of this Restated Certificate of Incorporation shall require the affirmative vote of at least two-thirds of the outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Subject to the foregoing, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and this Restated Certificate of Incorporation, and all rights conferred upon a stockholder, director or officer herein, are granted subject to this reservation.

        6.2  Amendment of the Bylaws.  In furtherance and not in limitation of
             -----------------------
the powers conferred by the laws of the State of Delaware, a majority of the whole number of the Board of Directors is expressly authorized to adopt, alter, amend and repeal the Bylaws of the Corporation (the "Bylaws"), subject to the power of the stockholders of the Corporation to alter or repeal any bylaw whether adopted by them or otherwise; provided, however, that the affirmative vote of at least two-thirds of the outstanding shares of capital stock entitled to vote in the election of directors will be required for stockholders to adopt, amend, alter or repeal any provision of the Bylaws. Notwithstanding anything to the contrary contained in this Section 6.2, the rights of any Stockholder or group of Stockholders under Section 1.1(g) of the Bylaws shall not be amended, altered or repealed without the prior written approval of any such Stockholder or group of Stockholders."

          SECOND: That in lieu of a meeting and vote of stockholders, written notice of the adoption of the amendments has been given as provided in Section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

          THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the undersigned officer of the Corporation has executed this Certificate of Amendment this __th day of December, 1999.

                                    ____________________________
                                    Name:
                                    Title:

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